As filed with the Securities and Exchange Commission on October 2, 2026

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES PURSUANT TO SECTION

12(b) OR (g) OF THE SECURITIES EXCHANGE ACT OF 1934

Direxion Shares ETF Trust

(Exact name of registrant as specified in its charter)

Delaware

(State of incorporation or organization)

See List Below

(I.R.S. Employer Identification Number)

535 Madison Avenue, 37th Floor

New York, New York 10022

(Address of registrant’s principal executive offices)

Title of each class of securities to be registered	Name of each exchange on which each class is to be registered

Shares of Beneficial Interest	NYSE Arca, Inc.

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.	☑

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.	☐

Securities Act Registration file number to which this form relates: 333-150525

Securities to be registered pursuant to Section 12(g) of the Act: Not applicable.

Item 1. Description of Registrant’s Securities to be Registered.

A description of the shares of beneficial interest of the Direxion U.S. 500 Plus ETF, at no par value, a series of the Direxion Shares ETF Trust (the “Trust”), registered hereunder is as set forth for the Fund in Post-Effective Amendment No. 459 under the Securities Act of 1933, as amended, and Amendment No. 461 under the Investment Company Act of 1940, as amended, to the Trust’s Registration Statement on Form N-1A (Commission File Nos. 333-150525; 811-22201), which description is incorporated herein by reference, as filed with the Securities and Exchange Commission on March 18, 2026, as supplemented August 27, 2026.

The Trust currently consists of 218 separate series. The Fund’s I.R.S. Employer Identification Number is as follows:

Title of Class of Securities to be Registered	IRS Employer ID Number

Direxion U.S. 500 Plus ETF	39-4467032

Item 2. Exhibits.

1.

The Trust’s Certificate of Trust is included as Exhibit (a)(i) to the Trust’s initial Registration Statement on Form N-1A (File Nos. 333-150525; 811-22201), as filed with the Securities and Exchange Commission on April 30, 2008 (Accession Number: 0000898432-08-000403).

2.

The Trust’s Trust Instrument is included as Exhibit (a)(ii) to Pre-Effective Amendment No. 1 to the Trust’s Registration Statement on Form N-1A (File Nos. 333-150525; 811-22201), as filed with the Securities and Exchange Commission on August 20, 2008 (Accession Number: 0000898432-08-000845).

3.

The Trust’s Amended and Restated By-Laws are included as Exhibit (b) to Post-Effective Amendment No. 239 to the Trust’s Registration Statement on Form N-1A (File Nos. 333-150525; 811-22201), as filed with the Securities and Exchange Commission on February 26, 2019 (Accession Number: 0001193125-19-052231).

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Direxion Shares ETF Trust

October 2, 2026

/s/ Patrick Rudnick
Patrick Rudnick Principal Executive Officer